UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of  report  (Date  of  earliest  event  reported):  October  26,  2005
                                                             -------------------



                         CALIFORNIA WATER SERVICE GROUP
                         ------------------------------
             (Exact name of registrant as specified in its charter)




     Delaware                        1-13883                      77-0448994
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)                  File Number)         Identification No.)


      1720 North First Street, San Jose, CA.                       95112
--------------------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code           1-408-367-8200
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR Exchange 240.14a-12)

[ ]  Pre-commencement   communications   pursuant  to  Rule 14d-2(b)  under  the
Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule 13e-4(c )  under  the
Exchange Act (17 CFR 240.13e-4(c ))
--------------------------------------------------------------------------------

Item 2.02 Results of Operations and Financial Condition.


     On October 26, 2005, the registrant issued the press release attached to this report as Exhibit 99, which announces the results of operations for the third quarter of 2005.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The list of exhibits called for by this Item is incorporated by reference to the exhibit index to this report.

                                   SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         CALIFORNIA WATER SERVICE GROUP
                                  (Registrant)



Date: October 26, 2005                      By:      /s/ John S. Tootle
                                                         --------------
                                                         John S. Tootle
                                                         Acting Vice President,
                                                         Chief Financial Officer
                                                         and Treasurer

                                  Exhibit Index


Exhibit No.                                 Description
-----------                                 -----------
   99 Press release of the registrant dated October 26, 2005 which announces the results of operations for the third quarter of 2005.

[GRAPHIC OMITTED]                          NEWS RELEASE
                         CALIFORNIA WATER SERVICE GROUP         [OBJECT OMITTED]

               1720 North First Street
               San Jose, CA 95112-4598                          October 26, 2005
                                                           For Immediate Release
Contact:       John S. Tootle (408) 367-8216 (analysts)
               Shannon Dean (310) 257-1435 (media)

                 CAL WATER ANNOUNCES THIRD QUARTER 2005 RESULTS;
               BOARD DECLARES 244TH CONSECUTIVE QUARTERLY DIVIDEND
--------------------------------------------------------------------------------


     SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced net income of $13.1 million and diluted earnings of $0.71 per share for the third quarter of 2005, compared to net income of $10.8 million and diluted earnings of $0.59 per share in the third quarter of 2004.

     Revenue for the third quarter increased 4%, or $4.0 million, to $101.1 million. Rate increases added $4.4 million to revenue, while sales to new customers added $1.2 million. Partially offsetting these higher revenues was a $1.6 million decrease due to reduced usage by existing customers compared to the same period last year.

     Total operating expenses for the third quarter increased 3%, or $2.4 million. Water production costs decreased by 2%, or $0.8 million, due to lower customer water usage and power costs. Other operations expenses were unchanged from the same period last year, and income taxes increased $1.9 million or 27% due to higher pre-tax earnings. Maintenance expense increased by 7%, or $0.2 million, as the Company made necessary repairs and upgrades to pumping equipment and water mains. Depreciation expense increased 12%, or $0.8 million, due to higher 2004 capital expenditures.

     Third quarter 2005 earnings were enhanced by a $0.8 million increase in other income, primarily due to an increase of $0.7 million for sales of property no longer used and useful in serving customers.

     "We are pleased with our results for the quarter, although our sales continue to be impacted by reduced customer usage in some of our operating areas. By pursuing reasonable rate relief, holding the line on expenses, and continuing to execute our strategic real estate sales program, we were able to deliver good results," said President and Chief Executive Officer Peter C. Nelson.

     At its meeting today, the Company's Board of Directors declared the 244th consecutive dividend in the amount of $0.2850 per share of common stock, to be paid on November 18, 2005, to stockholders of record on November 7, 2005. The regular dividend on Series C preferred stock was also declared.

     Investors are invited to listen to the Company's analyst teleconference, which is scheduled for 4:00 p.m. EDT / 1:00 p.m. PDT on October 27, 2005. The call-in number is 1-866-243-8959 and the ID No. is 789267. A replay is available through December 26, 2005, by calling 1-888-266-2081 and entering pass code 789267.

     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group's common stock trades on the New York Stock Exchange under the symbol "CWT."

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions, including decisions on proper disposition of property; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.

Additional  information  is  available  online  at www.calwatergroup.com.
                                                   ---------------------

        Attachments (2).

                                       ###

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

Unaudited                                                                    September 30,    December 31,
                                                                                 2005             2004
                                                                                 ----             ----
ASSETS
Utility plant:
           Utility plant                                                      $ 1,199,681     $ 1,144,074
           Less accumulated depreciation and amortization                         366,019         343,769
                                                                              -----------     -----------
                                                                                  833,662         800,305
                                                                              -----------     -----------
Current assets:
           Cash and cash equivalents                                               23,791          18,820
           Rece  Receivables, net of allowances for uncollectible accounts of $416 at September 30, 2005 and $ 287 at December 31, 2004
                       Customers                                                   22,779          15,867
                       Income taxes                                                  --             7,298
                       Other                                                        3,865           3,147
           Unbilled revenue                                                        14,271           9,307
           Materials and supplies, at average cost                                  4,017           3,161
           Prepaid pension expense                                                  2,599           3,671
           Taxes and other prepaid expenses                                         4,055           9,122
                                                                              -----------     -----------
                                         Total current assets                      75,377          70,393
                                                                              -----------     -----------
Regulatory assets                                                                  55,449          53,477
Other assets                                                                       20,329          18,678
                                                                              -----------     -----------
                                                                              $   984,817     $   942,853
                                                                              ===========     ===========

CAPITALIZATION AND LIABILITIES
Capitalization:
           Common stock, $.01 par value                                       $       184     $       184
           Additional paid-in capital                                             131,991         131,271
           Retained earnings                                                      162,410         156,851
           Accumulated other comprehensive loss                                      (701)          (701)
                                                                              -----------     -----------
                    Total common stockholders' equity                             293,884         287,605
           Preferred stock                                                          3,475           3,475
           Long-term debt, less current maturities                                274,361         274,821
                                                                              -----------     -----------
                    Total capitalization                                          571,720         565,901
                                                                              -----------     -----------
Current liabilities:
           Current maturities of long-term debt                                     1,144           1,100
           Accounts payable                                                        29,541          19,745
           Accrued expenses and other liabilities                                  51,440          36,367
                                                                              -----------     -----------
                    Total current liabilities                                      82,125          57,212


Unamortized investment tax credits                                                  2,721           2,721
Deferred income taxes                                                              56,741          54,826
Regulatory and other liabilities                                                   36,328          35,986
Advances for construction                                                         139,298         131,292
Contributions in aid of construction                                               95,884          94,915
Commitments and contingencies                                                        --              --
                                                                              -----------     -----------
                                                                              $   984,817     $   942,853
                                                                              ===========     ===========

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
Unaudited

                                                               For the three months ended:         For the nine months ended:
                                                              September 30,    September 30,     September 30,     September 30,
                                                                 2005             2004              2005              2004
                                                                 ----             ----              ----              ----

Operating revenue                                              $101,128          $ 97,104          $242,888          $246,189
                                                               --------          --------          --------          --------
Operating expenses:
      Water production costs                                     39,205            40,052            88,420            94,776
      Other operations                                           22,307            22,404            66,054            64,628
      Maintenance                                                 3,877             3,640            11,295             9,853
      Depreciation and amortization                               7,287             6,518            21,289            19,557
      Income taxes                                                8,968             7,050            14,571            14,852
      Property and other taxes                                    3,381             2,942             9,438             8,551
                                                               --------          --------          --------          --------
         Total operating expenses                                85,025            82,606           211,067           212,217
                                                               --------          --------          --------          --------
         Net operating income                                    16,103            14,498            31,821            33,972
                                                               --------          --------          --------          --------

Other income and expenses:
         Non-regulated income, net                                  778               650             2,121             1,773
         Gain on sale of non-utility property                       669                 6               728                 7
                                                               --------          --------          --------          --------
         Total other income and expenses                          1,447               656             2,849             1,780
                                                               --------          --------          --------          --------

Interest expense:
      Interest expense                                            4,660             4,615            13,959            14,013
      Less capitalized interest                                     225               250               675               550
                                                               --------          --------          --------          --------
         Total interest expense                                   4,435             4,365            13,284            13,463
                                                               --------          --------          --------          --------

Net income                                                     $ 13,115          $ 10,789          $ 21,386          $ 22,289
                                                               ========          ========          ========          ========

Earnings per share
      Basic                                                    $   0.71          $   0.59          $   1.16          $   1.27
                                                               ========          ========          ========          ========
      Diluted                                                  $   0.71          $   0.59          $   1.16          $   1.27
                                                               ========          ========          ========          ========
Weighted average shares outstanding
      Basic                                                      18,384            18,345            18,376            17,418
                                                               ========          ========          ========          ========
      Diluted                                                    18,422            18,362            18,412            17,433
                                                               ========          ========          ========          ========
Dividends per share of common stock                            $ 0.2850          $ 0.2825          $ 0.8550          $ 0.8475
                                                               ========          ========          ========          ========